================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              CENTER BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                New Jersey                            52-1273725
        (State or other jurisdiction              (I.R.S. employer
      of incorporation or organization)         identification number)

                   2455 Morris Avenue, Union, New Jersey 07083
                                 (908) 688-9500
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  John J. Davis
                                    President
                              Center Bancorp, Inc.
                   2455 Morris Avenue, Union, New Jersey 07083
                                 (908) 688-9500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                            Peter H. Ehrenberg, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                         Calculation of Registration Fee

========================== ====================== ======================= ======================= =====================
                                                         Proposed                Proposed
Title of Securities             Amount to be      Maximum Offering          Maximum Aggregate            Amount of
to be Registered                 Registered          Price per Share (1)    Offering Price (1)        Registration Fee
-------------------------- ---------------------- ----------------------- ----------------------- ---------------------
Common Stock, no par value    500,000 shares (2)          $20.98               $10,490,000                 $849
========================== ====================== ======================= ======================= =====================



(1) Pursuant to Rule 457 of the Securities Act of 1933, the proposed maximum offering price per share is estimated solely for the purpose of computing the registration fee and is based on the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market System on November 21, 2003.

(2) Including the 500,000 shares registered pursuant to this Registration Statement, a total of 1,000,000 shares of Common Stock have been registered by the Registrant in connection with its Automatic Dividend Reinvestment and Stock Purchase Plan. The filing fees associated with 500,000 of those shares were previously paid when the earlier Registration Statements were filed.

As permitted by Rule 429 of the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to the Registrant's Registration Statements on Form S-3 Nos. 33-72178 and 333-100884.

                               CENTER BANCORP INC.

                                -----------------

         We maintain an Automatic Dividend Reinvestment and Stock Purchase Plan to provide holders of our common stock with a simple and convenient method of investing cash dividends and optional cash payments in additional shares of common stock without paying any brokerage commissions or service charges.

         Our Plan has been amended. Commencing January 1, 2004, the purchase price for shares purchased with reinvested dividends will be 95% of the average closing price on the Nasdaq National Market System for the five trading days immediately preceding the applicable investment date. All such shares will be purchased directly from us. This 5% discount is subject to change.

         Shares purchased pursuant to optional cash payments will be purchased either on the open market or directly from us, in our discretion. We have not changed the Plan with respect to the purchase price of shares purchased with optional cash payments. For shares purchased on the open market, the purchase price will continue to be the average cost of applicable market purchases. For shares purchased directly from us, the purchase price will continue to be the average closing price of our common stock on the Nasdaq National Market System for the five trading days immediately preceding the applicable investment date.

                                -----------------

         Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         These securities are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of Center Bancorp, Inc., and they are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.


                The date of this Prospectus is November 24, 2003.

                       WHERE YOU CAN FIND MORE INFORMATION



         This prospectus is part of a registration statement filed with the Securities and Exchange Commission. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these materials we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public over the Internet at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. We are also incorporating by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Securities Exchange Act of 1934 between the date of this prospectus and the date we sell all the common stock covered by this prospectus. Any of those future filings will update, supercede and replace information contained in any documents incorporated by reference in this prospectus at the time of those future filings. These documents contain important information.

         o        Our Annual Report on Form 10-K for the year ended December 31,
                  2002.

         o        Our  Proxy   Statement   for  our  2003   annual   meeting  of
                  shareholders.

         o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

         o The description of our Common Stock contained in our Form 8-K12G3 filed with the SEC on November 29, 1983.

         You may request a copy of these filings, excluding any filed exhibits, at no cost, by writing or telephoning us at the following address or telephone number: Center Bancorp Inc., 2455 Morris Avenue, Union, New Jersey 07083,
Attention: Corporate Secretary; telephone number 908-688-9500.

         You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition and results of operations described in those documents may have changed since those dates.

         Our SEC reports referred to above include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" consist of all non-historical information regarding us. In addition, the words "could", "expects", "anticipates", "objective", "plans", "may affect", "may depend", "believes", "estimates", "projects" and similar words and phrases are also intended to identify such forward-looking statements. Actual results could differ materially from those projected in our forward-looking statements due to numerous known and unknown risks and uncertainties described in our SEC reports.



                               CENTER BANCORP INC.



         We are a registered bank holding company. We were organized as a business corporation under Jew Jersey law in 1982. Our principal activities consist of owning and operating our subsidiary bank, Union Center National Bank.

         Our principal executive offices are located at 2455 Morris Avenue, Union, New Jersey 07083 and our telephone number is (908) 688 9500.



                             DESCRIPTION OF THE PLAN

Purposes:

1. What are the purposes of the Plan?

         Our purpose is to provide record owners of our common stock with a simple and convenient method of investing cash dividends and optional cash payments in shares of our common stock without payment of any brokerage commission or service charge. To the extent that shares are purchased directly from us, we will receive additional funds for general corporate purposes.

         Our Plan is not intended to provide holders of shares with a mechanism for generating assured short-term profits through rapid turnover of shares. The intended purpose of our Plan precludes any person, organization or other entity from establishing a series of related accounts for the purpose of conducting arbitrage operations and/or exceeding the optional cash payment limit. We reserve the right to modify, suspend or terminate participation by a shareholder who is using our Plan for purposes inconsistent with the intended purpose of our Plan.

Advantages:

2. What are the advantages of the Plan?

         Participants in the Plan:

         (a)  Will  have  cash   dividends  on  their  shares  of  common  stock
automatically reinvested in additional shares of common stock without any charges for brokerage commissions or recordkeeping;

         (b) Effective January 1, 2004 and continuing until we announce a change in policy, will receive a five percent discount in connection with the purchase of shares through the reinvestment of dividends;

         (c) May invest in shares of our common stock by making optional cash payments in an amount of not less than $100 per month and of not more than $50,000 per calendar year, without any charges for brokerage commissions or recordkeeping; and

         (d) Will be able to avoid safekeeping requirements and recordkeeping costs through the custodial and reporting services furnished pursuant to our Plan.

Administration:

3. What are the functions of the Plan Administrator?

         Registrar and Transfer Company is our Plan Administrator. The Plan Administrator will administer the Plan for participants, keep records, send statements of account to participants and perform other duties relating to the Plan. Shares purchased under our Plan will be registered in the name of the Plan Administrator or its nominee and will be credited to the accounts of participants in our Plan. The Plan Administrator will act as an agent for the participants. We may, without the prior consent of participants, appoint a different Plan Administrator at any time, including a Plan Administrator who is affiliated with Bancorp. As record holder of the shares held in participants' accounts under the Plan, the Plan Administrator will:

         o receive dividends on all such shares held on the dividend record date;

         o credit such dividends to participants' accounts on the basis of full and fractional shares held in these accounts, and

         o automatically reinvest such dividends in additional shares of common stock.

Participation:

4. Who is eligible to participate?

         All record holders of our common stock are eligible to participate in our Plan. To participate, beneficial owners whose shares are registered in other names must first become record owners by having those shares transferred into their own names. Shareholders who participate in the Plan must participate with respect to all shares of common stock registered in their own names.

5. How does a shareholder participate?

         If your shares are registered in your name, you may join our Plan at any time by signing an authorization card and returning it to the Plan Administrator. We have enclosed an authorization card with this prospectus and additional cards may be obtained by sending a written request to the Plan Administrator at 10 Commerce Drive, Cranford, New Jersey 07016-3752. Please include a reference to Center Bancorp, Inc. in your request.

6. When may an eligible shareholder join the Plan?

         An eligible holder may join our Plan at any time. If you enroll in the Plan, you will remain a participant until you discontinue participation, your participation is terminated by us or our Plan is terminated.

         If the Plan Administrator receives an authorization card requesting reinvestment of your dividends on or before the record date established for a particular dividend, then that dividend will be used to purchase additional shares for you on the next dividend payment date. If the Plan Administrator receives an authorization card after the record date established for a particular dividend, the reinvestment of dividends will begin on the dividend payment date following the next dividend record date if you are still an eligible holder on the next record date.

         Neither our Plan nor this prospectus represents a statement regarding our dividend policy or a guarantee of future dividends. The payment of dividends on our common stock will be within the discretion of our board of directors and will depend upon:

         o        our earnings;

         o        our financial requirements:

         o        governmental regulations; and

         o        other factors.

7. What are the record dates and investment dates for dividend reinvestments?

         Common stock dividend record dates are likely to occur approximately 30-45 days after dividends are declared and dividend payment dates are likely to occur approximately 5-15 days after dividend record dates. Dividends are likely to be declared at the end of February, May, August and November each year. Dividend payment dates are referred to in this Prospectus as "investment dates".

8. What does the Authorization Card provide?

         If you participate in the Plan, the Authorization Card directs the Plan Administrator to apply all of your cash dividends on all shares of common stock registered in your name, any optional cash payments made by you and cash dividends on all shares of common stock credited to your account under the Plan, to the purchase of additional shares of our common stock.

         If you presently participate in the Plan, you are not required to submit a new Authorization Card in order to receive the benefit of the amendment to the Plan that will enable participants to receive a 5% discount on the purchase of shares through the reinvestment of dividends.

9. Are there any expenses to participants in connection with purchases under the Plan?
         No. If you participate in the Plan, you will not incur any brokerage commissions or services charges for purchases made under the Plan. We will pay the costs of administering the Plan. However, the brokerage commissions and service charges that we pay on behalf of participants will be treated as dividend income by the Internal Revenue Service. In addition, there are no charges for the custodial and safekeeping services provided by the Plan Administrator. If you participate in the Plan, certain expenses may be incurred by you, however, if you request that whole shares be sold when you withdraw from our Plan.

Purchases:

10. When will purchases be made under the Plan?

         Purchases of shares of common stock will be made on the relevant investment date or, in the case of open market purchases, as soon thereafter as shall be practicable. When market transactions are made, the Plan Administrator will use its best efforts to make the purchases promptly, commencing on the relevant investment date and ending in most instances not later than 30 days after such investment date. Open market purchases may be made in the over-the-counter market or by negotiated transactions and may be subject to such terms with respect to price, delivery and other factors as the Plan Administrator may approve. Neither we nor any of our affiliates nor any participant will have any authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases are to be made.

         No interest will be paid on dividends or optional cash payments pending reinvestment or investment.

11. From where will the shares be purchased?

         Purchases of shares of our common stock made through the reinvestment of dividends will be made directly from us. Purchases of shares of our common stock made with optional cash payments will be made, in our discretion, either directly from us or on the open market. In the absence of a determination of our Board of Directors to act otherwise, purchases with optional cash payments will be made on the open market. Shares purchased directly from us will either be authorized but unissued shares or shares held in our treasury,

12. What will be the price of shares purchased under the Plan?

         Shares purchased by the Plan Administrator with reinvested dividends will be purchased at a price equal to 95% of the average "market price" for the five trading days immediately preceding the investment date. At present, the Common Stock is quoted on the Nasdaq National Market System. The "market price" will be the closing sale price of our common stock on the Nasdaq National Market System. We reserve the right to reduce the amount of the discount, or to eliminate the discount, at any time, provided that we publicly announce such reduction or elimination at least 30 days prior to the first dividend record date for which it is to apply.

         Shares purchased by the Plan Administrator in the open market with optional cash payments will be purchased at prevailing prices. The price to the participant will be the weighted average purchase price(s) of the common stock that is purchased. Shares purchased by the Plan Administrator directly from us with optional cash payments will be purchased at a price equal to 100% of the average "market price" - as we have defined that term above - for the five trading days immediately preceding the relevant investment date.

13. How many shares will be purchased for participants?

         If you participate in the Plan, your account will be credited with that number of shares, including fractions computed to four decimal places, equal to the total amount to be invested by you divided by the applicable purchase price, also computed to four decimal places.

         For example, assume that you hold shares of common stock on which a total dividend of $200 is payable, that you make a $100 optional cash payment and that the relevant purchase price (prior to the discount) is $20. The computation of the number of shares to be credited to your account on the relevant investment dates would be as follows:

------------------------------------------------------------ ---------------------------------------------------------
Purchase Price (prior to discount)*                          $20.00
------------------------------------------------------------ ---------------------------------------------------------
Number  of  shares  purchased  with  reinvested   dividends
($200.00/$19.00 [i.e., 95% of $20])                          10.5263
------------------------------------------------------------ ---------------------------------------------------------
Number of shares  purchased  with  optional  cash  payments
($100.00/$20.00)                                             5.00
------------------------------------------------------------ ---------------------------------------------------------

*The purchase price is assumed for illustrative purposes only, and will vary with the market price of our common stock.

Optional Cash Payments:

14. How does the optional cash payment feature of the Plan work?

         All eligible holders of record of our common stock who have submitted a signed authorization card to the Plan Administrator not later than the sixth day prior to the first business day of the first calendar month in which the participant wishes to invest in Common Stock by means of an optional cash payment are eligible to make optional cash payments. Each calendar month the Plan Administrator will apply any optional cash payment in good funds timely received from a participant - generally, received by the Plan Administrator and cleared by the sixth day prior to the first business day of the calendar month in which it is to be invested - to the purchase of our common stock for the account of the participant on the following investment date, if such common stock is purchased from us, and on, or as soon as determined by the Plan Administrator after, such investment date if such common stock is purchased on the open market.

         A participant may not make optional cash payments of less than $100 per calendar month or of more than $50,000 in any calendar year. In the event a participant delivers an optional cash payment other than in the amount permitted, the Plan Administrator will invest only that portion, if any, that complies with such investment limitation and will return the remainder. The minimum and maximum amounts of optional cash purchases may be changed (or the optional cash payment feature may be eliminated) at the discretion of our Board of Directors.

15. What are the investment dates and record dates for optional cash payments?

         Optional cash payments will be invested each month. The investment date for optional cash payments is the first day of each calendar month or, if such day is not a business day for us, the first business day for us immediately following that date will be the investment date.

         The record date for optional cash purchases will be the sixth day prior to the investment date.

16. When must optional cash payments be received?

         The Plan Administrator must be in receipt of good funds on or before the record date in order for such funds to be invested as an optional cash payment on the next investment date. Payments may be made by check or money order made payable to the Plan Administrator.

         No interest will be paid by us or the Plan Administrator on optional cash payments held pending investment. Therefore, although optional cash payments may be made at any time, it is advisable to transmit such payments shortly before the sixth day prior to the applicable investment date.

         In order for payments to be invested on the investment date, in addition to the receipt of good funds, the Plan Administrator must be in receipt of an authorization card.

17. May optional cash payments be returned to a participant?

         Optional cash payments received by the Plan Administrator which do not clear until after the record date for a particular investment date will be applied to purchase our common stock on the next succeeding investment date for optional cash payments. However, such payments will be returned to a participant upon written request by such participant received prior to the record date for the next succeeding investment date.

Reports to Participants:

18. What kind of reports will be sent to participants in the Plan?

If you participate in the Plan, we will send a statement of account after each purchase of shares on your behalf. The statement will set forth:

         o        the amount of the most recent reinvestment and/or investment;

         o        the number of shares purchased;

         o        the price per share; and

         o        the total number of shares held in your account.

These statements are your record of the costs of your purchases and should be retained for income tax purposes. In addition, we will send you copies of other communications sent to holders of shares of your common stock and Internal Revenue Service information for reporting dividend income received.

Dividends:

19. Will participants be credited with dividends on shares held in their Plan account?

         Yes. If you participate in the Plan, dividends on full shares, and any fraction of a share, credited to your account will be reinvested in additional shares and credited to your account.

Certificates for Shares:

20. Will certificates be issued for shares of common stock purchased under the Plan?

         Shares of common stock purchased under the Plan for the accounts of participants will be registered in the name of the Plan Administrator or its nominee. Certificates for shares purchased on behalf of participants will not be issued to participants until a written request is sent to the Plan Administrator. The total number of shares credited to an account under the Plan will be shown on each statement of account. This custodial service provides a degree of protection against the risk of loss, theft or destruction of stock certificates.

         Certificates for any number of whole shares credited to an account under the Plan will be issued at any time upon the written request of a participant to the Plan Administrator. Any remaining full shares and fractions of a share will continue to be credited to the participant's account.

         We will not issue certificates for fractions of shares under any circumstances.

21. Can a participant add shares to his account by transferring stock certificates that he or she possesses?

         Yes. If you participate in the Plan, you may increase the number of shares held in your account by depositing certificates representing shares of common stock with the Plan Administrator. Such certificates must be presented in transferable form and must be accompanied by a written request that the shares be added to your account.

22. In whose name will certificates be registered when issued?

         We will maintain accounts under the Plan in the names in which certificates of participants were registered at the time the participants entered the Plan. We will register certificates for whole shares in the same manner when issued at the request of a participant.

         You may not pledge or assign any shares credited to your account. Any such purported pledge or assignment will be void.

23. What happens when a participant sells or transfers all of the shares registered in his or her name?

         If you participate in the Plan and then dispose of common stock registered in your name - that is, those which are not registered in the name of the Plan Administrator or its nominee - the dividends on shares previously credited to your account under the Plan will continue to be reinvested until you notify the Plan Administrator that you wish to withdraw from the Plan.

Withdrawal:

24. How does a participant withdraw from the Plan?

         You may withdraw from the Plan by sending a written withdrawal notice to the Plan Administrator at the following address: 10 Commerce Drive, Cranford, New Jersey 07016-3752. When you withdraw from the Plan, or upon termination of your participant in the Plan or termination of the plan by us, certificates for whole shares credited to your account under the Plan will be issued and a cash payment will be made for any fraction of a share based on the then current market price of our common stock.

         Upon your withdrawal from the Plan, you may also request that all or part of the whole shares credited to your account in the Plan be sold. If you make such a request, the sale will be made for you by the Plan Administrator as soon as practicable after the request is received. You will receive the proceeds form such sale, less related brokerage fees or commissions and less any applicable transfer taxes.

25. When may a participant withdraw form the Plan?

         You may withdraw from the Plan at any time. If the notice of withdrawal is received prior to the record date for a particular dividend, the notice will be effective as to the reinvestment of that dividend. All optional cash payments which clear prior to a record date for such optional cash payments will be invested in shares of common stock on the next relevant investment date following such record date unless a withdrawal notice is received by the Plan Administrator before such record date.

         The Plan Administrator may terminate your participation in the Plan after mailing a notice of intention to terminate to you at your address as it appears in the Plan Administrator's records. We reserve the right to terminate your participation in the Plan at any time for any reason, including, without limitation, arbitrage-related activities, transactional profit activities and excessive re-enrollments.

26. What happens to a fraction of a share when a participant withdraws from the Plan?

         If your participate in the Plan, when you withdraw from the Plan, a cash adjustment representing any fraction of a share credited to your account will be mailed directly to you. The cash payment will be based on the market price of our common stock on the effective date of withdrawal.

Other Information:

27. What happens if we issue a stock dividend or declare a stock split?

         If you participate in the Plan, any stock dividends or split shares distributed by us on shares credited to your account under the Plan will be added to your account. Stock dividends or split shares distributed on shares registered in your name will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.

28. If we have a common stock rights offering, how will rights on shares credited to a participant's account be treated?

         If you participant in the Plan, warrants representing rights on any shares of our common stock, both whole and fractional, credited to your account will be mailed directly to you in the same manner as to shareholders who do not participate n the Plan.

29. How will a participant's shares be voted at meetings of shareholders?

         If you participate in the Plan, shares held by the Plan Administrator for you will be voted as you direct with respect to shares held in your own name.

         If you participate in the Plan, you will receive a proxy card for each shareholders' meeting. That card will enable you to vote the share registered in your own name. If the proxy card is returned properly signed and marked for voting, all whole shares held for you under the Plan will be voted in the same manner as the shares owned directly by you. The total number of whole shares held under the Plan may also be voted in person at a meeting.

         If you participate in the Plan and no instructions are received on your properly signed returned proxy card with respect to any item thereon, all of your whole shares under the Plan will be voted in accordance with the recommendations of our Board of Directors, just as for non-participating shareholders who return properly signed proxies and do not provide instructions. If you participate in the Plan and your proxy card is not returned or it is returned unsigned, none of your shares will be voted unless you vote in person.

30. What are the federal income tax consequence of participation in the Plan?

            The following summary is based upon federal income tax law as of the date of this prospectus. The discussion assumes that all distributions under the Plan will be from Bancorp's earnings and profits.

          A participant in the Plan will generally be treated for federal income tax purposes as having received, on each dividend payment date, a dividend in an amount equal to the fair market value on such dividend payment date of the shares acquired with reinvested dividends. For federal income tax purposes, the fair market value of shares acquired with reinvested dividends under the Plan will be equal to the mean of the highest and lowest quoted selling price, or if such information is not available, the mean of the bid and the asked price, for shares on the dividend payment date; the discounted purchase price is not taken into account in determining this fair market value. The tax basis of shares acquired with reinvested dividends will equal the fair market value on the dividend payment date of such shares.

         If you participate in the Plan and elect to invest in additional shares by making optional cash payments, you should be treated for federal income tax purposes as having received a dividend equal to the excess, if any, of the fair market value of the shares purchased over the optional cash payments made. In that case, your tax basis in the shares purchased under the Plan with optional cash payments should be equal to the amount of such optional cash payment plus the excess, if any, of the fair market value of the shares purchased over the optional cash payment made.

         The Internal Revenue Services has taken the position that brokerage commissions which are incurred in connection with open market stock purchases on behalf of participants in similar plans and which are not paid by such participants constitute additional dividend income to such participants. A participant's basis in the shares so purchased would be increased by the amount of the brokerage commissions included in dividend income.

         The dividend income received by a corporate shareholder generally is eligible for a 70% dividends-received deduction if the shares are held for more than 45 days. However, the allowance of the dividends-received deduction is limited where the corporate shareholder incurs any debt which is directly attributable to an investment in such stock.
         If you participate in the Plan, you will not realize any taxable income upon the receipt of certificates for whole shares credited to your account under the Plan, either upon your request for certificates for certain of those shares or upon withdrawal from or termination of the Plan. However, if upon withdrawal from or termination of the Plan, you receive cash for a fractional share credited to your account, you will realize gain or loss. Gain or loss will also be realized by the shareholder upon the sale or exchange of shares after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount which the shareholder receives for each whole or fractional share and the shareholder's tax basis therefor. Any such gain or loss will be a capital gain or loss if the shares sold were held as a capital asset. Such capital gain or loss will be long term if the shareholder held the shares sold for more than one year, and otherwise will be short term.

         If you participate in the Plan and your dividends are subject to United States income tax withholding, you will have the amount of the tax to be withheld deducted from such dividends before reinvestment in additional shares for your Plan account. The amount of tax withheld will be treated as a dividend for federal income tax purposes. The statements confirming purchases made for a participant will indicate that tax has been withheld.

         If you participate in the Plan, the final statement that you receive from the Plan Administrator with respect to any calendar year will include information for that year regarding total dividends paid on shares held in your Plan account and the amount of any brokerage commissions paid on your behalf. In addition, we will send each participant a year-end statement showing total dividends paid on shares held of record. These statements should be retained for tax reporting purposes.

            Each Participant should consult his or her own tax advisor to determine the particular tax consequences, including state tax consequences (which will vary from state to state), that may result from participation in the Plan and a subsequent disposal of shares acquired pursuant to the Plan.


31. Can a shareholder re-enter the Plan after withdrawing from the Plan?

         Yes. A shareholder may re-enter the Plan by following the procedures applicable for initial enrollment in the Plan. However, we reserve the right to reject any Authorization Card from a previous participant.

32. What responsibilities do we have and what responsibilities does the Plan Administration have?

         In administering the Plan, we and the Plan Administrator will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death and any claim of liability with respect to the prices at which shares are purchased for participants' accounts or the time such purchases are made.

         Participants   should   recognize   that   neither   we  nor  the  Plan
Administrator can assure them of a profit or protect them against a loss on the shares purchased by them under the Plan.

33. May the Plan be changed or discontinued?

         Yes. Notwithstanding any other provision of the Plan, we reserve the right to suspend, modify or terminate the Plan, or the participation in the Plan by any participant, at any time. All participants affected by such action will receive notice of any such suspension, modification or termination. Our right to modify the Plan includes the right to decrease or eliminate the amount of the purchase price discount applicable to the reinvestment of dividends and to increase or decrease the minimum and maximum amounts of optional cash payments which may be made under the Plan. Revisions in such minimum and maximum amounts will only be made upon 30 days' prior notice to participants. Revisions in, or the elimination of, the discount must be made at least 30 days prior to the first dividend record date for which it is to apply. Any such suspension, modification or termination will not, of course, affect previously executed transactions. If we terminate the Plan, certificates for whole shares credited to participants' accounts will be issued, and cash payments will be made for any fractions of a share credited to participants' accounts. Such cash payments will be based on the market price of our common stock on the effective date of termination.

34. Who interprets the Plan?

         Center   Bancorp  will  interpret  and  regulate  the  Plan;  all  such interpretations and regulations will be conclusive.

35. Where should correspondence regarding the Plan be directed?

         All correspondence regarding the Plan should be addressed to the Plan Administrator as follows:

                         Registrar and Transfer Company
                         10 Commerce Drive,
                         Cranford, New Jersey
                         07016-375236

Are directors or officers restricted in any way from reselling common stock acquired under the Plan?

         Our directors and some of our officers are so restricted. Directors, officers and other shareholders who are our "affiliates", as the term is defined in the SEC's Rule 405 under the Securities Act of 1933, may not publicly reoffer shares acquired under the Plan except pursuant to the SEC's Rule 144 or pursuant to an effective registration statement. Rule 405 defines our "affiliate" as a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Center Bancorp. Our directors and certain of our officers may be our "affiliates" under this definition. We have no present intention of filing a registration statement which would permit our "affiliates" to reoffer common stock acquired under the Plan without reliance on Rule 144.

         Shareholders who are not our affiliates are free to sell at any time the common stock acquired under the Plan, subject to the restrictions described in the following paragraph.

         Our directors and certain of our executive officers participating in the Plan are subject to the reporting obligations of Section 16(a) and the short-swing profit recovery provisions of Section 16(b) of the Securities Exchange Act, with respect to purchases of the common stock made under the Plan with optional cash payments and with respect to the sale of all shares acquired pursuant to the Plan. While such directors and officers are not subject to the short-swing profit recovery provisions of Section 16(b) of the Exchange Act with respect to purchases of the common stock made under the Plan with reinvested dividends, such purchases must be disclosed on reports filed pursuant to Section 16(a) of the Securities Exchange Act.

                                 USE OF PROCEEDS

         We have no basis for estimating precisely either the number of shares of common stock that ultimately will be originally issued by us or the prices at which such shares will be sold. We propose to use the net proceeds from the sale of such shares, when and as received, for general corporate purposes, including investments in, or extensions of credit to, our bank subsidiary. We are unable to estimate the amount of the proceeds which will be devoted to any specific purpose.

                                     EXPERTS

         Our consolidated financial statements as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The legality of the shares of common stock that we are offering under this prospectus will be passed upon for us by Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 14A:3-5 of the New Jersey Business Corporation Act makes provisions for the indemnification by us of past and current directors and officers against liabilities and expenses under certain circumstances. Our
Certificate of Incorporation provides for indemnification of directors and officers by us to the fullest extent permitted by law.

         We have purchased insurance policies which will pay on behalf of any of our directors or officers any loss (within limits and subject to applicable deductible provisions under such policies) arising out of certain claims made against such persons by reason of any wrongful act taken, omitted or attempted by such person in such person's capacity as a director or officer, including, among other things, any misleading statement or omission or other matter claimed against such person solely by reason of such person's being a director or officer.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TABLE OF CONTENTS

Where You Can Find More Infor-
         mation...............................

Center Bancorp, Inc...........................

Description of the Plan:
       Purposes...............................
       Advantages.............................
       Administration.........................
       Participation..........................
       Purchases..............................
       Optional Cash Payments.................
       Reports to Participants................
       Dividends..............................
       Certificates for Shares................
       Withdrawal.............................
       Other Information......................

Use of Proceeds...............................

Experts.......................................

Legal Matters.................................

Indemnification for Securities
       Act Liabilities........................


                                     CENTER
                                  BANCORP, INC.


                               AUTOMATIC DIVIDEND
                             REINVESTMENT AND STOCK
                                  PURCHASE PLAN



                                NOVEMBER 24, 2003

                                   PROSPECTUS

                                     PART II



INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered:

SEC filing fee .........................................              $   849.00
Printing fees ..........................................               15,000.00
Legal fees and expenses ................................               10,000.00
Accounting fees ........................................               15,000.00
Mailing expenses .......................................               15,000.00
Miscellaneous ..........................................                9,151.00
                                                                      ----------

     Total .............................................              $65,000.00

Item 15.  Indemnification of Directors and Officers.

         Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a person serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation or enterprise), against reasonable costs (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (3) of Section 3-5 empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys' fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Subsection (4) of Section 3-5 provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) incurred by him in connection therewith.

         Subsection (8) of Section 3-5 provides that the indemnification provisions in the law shall not exclude any other rights to indemnification that a director or officer may be entitled to under a provision of the certificate of incorporation, a by-law, an agreement, a vote of shareholders, or otherwise. That subsection explicitly permits indemnification for liabilities and expenses incurred in proceedings brought by or in the right of the corporation (derivative proceedings). The only limit on indemnification of directors and officers imposed by that subsection is that a corporation may not indemnify a director or officer if a judgment has established that the director's or officer's acts or omissions were a breach of his or her duty of loyalty, not in good faith, involved a knowing violation of the law, or resulted in receipt of an improper personal benefit.

         Subsection (9) of Section 3-5 provides that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer against any expenses or liabilities incurred in any proceeding by reason of that person being or having been a director or officer, whether or not the corporation would have the power to indemnify that person against expenses and liabilities under other provisions of the law.

         The Registrant's Restated Certificate of Incorporation contains the following provision regarding indemnification:

         "Every person who is or was a director, officer, employee or agent of the corporation, or of any corporation which he served as such at the request of the corporation, shall be indemnified by the corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director, officer, employee or agent of the corporation, or of such other corporation, whether or not he is a director, officer, employee or agent of the corporation or such other corporation at the time that the expenses or liabilities are incurred."

Item 16.  List of Exhibits.

         4.1  Registrant's   Certificate  of  Incorporation,   as  amended,   is
incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

         4.2 Registrant's Bylaws are incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

         4.3 Center Bancorp Inc. Automatic Dividend Reinvestment and Stock Purchase Plan, as amended.

         4.4 Form of Authorization  Card is incorporated by reference to Exhibit
4.4 of the Registrant's Registration Statement on Form S-3 No. 33-72178

         5.1 Opinion of Lowenstein Sandler PC.

         23.1 Consent of KPMG LLP.

         23.2 Consent of Lowenstein Sandler PC (included in Exhibit 5.1).

         24.1 Power of Attorney.


Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post -effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Union, State of New Jersey, on the 24th day of November, 2003.

                                        CENTER BANCORP INC.


                                        By: /s/ John J. Davis
                                            ----------------------------------
                                            John J. Davis
                                            President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 24th day of November, 2003 by the following persons in the capacities indicated below.

Signature                          Title


/s/ Alexander A. Bol*              Chairman of the Board
-----------------------------
Alexander A. Bol


/s/ John J. Davis                  President; Chief Executive Officer; Director
-----------------------------
John J. Davis


/s/ Hugo Barth, III*               Director
-----------------------------
Hugo Barth, III


/s/ Robert L. Bischoff*            Director
-----------------------------
Robert L. Bischoff


/s/ Brenda Curtis*                 Director
Brenda Curtis


/s/ Donald G. Kein*                Director
-----------------------------
Donald G. Kein

/s/ James J. Kennedy*              Director
-----------------------------
James J. Kennedy


/s/ Paul Lomakin, Jr.*             Director
-----------------------------
Paul Lomakin, Jr.


/s/ Eugene V. Malinowski*          Director
-----------------------------
Eugene V. Malinowski


/s/ Herbert Schiller*              Director
-----------------------------
Herbert Schiller


/s/ Norman F. Schroeder*           Director
-----------------------------
Norman F. Schroeder


/s/ William A. Thompson*           Director
-----------------------------
William A. Thompson


/s/ Anthony C. Weagley             Principal Accounting and Financial Officer
-----------------------------
Anthony C. Weagley


*By: /s/ Anthony C. Weagley
     -------------------------------------
     Anthony C. Weagley, Attorney-in-Fact

                                  EXHIBIT INDEX



Exhibit No.   Description
-----------   -----------

4.1 Registrant's Certificate of Incorporation, as amended, is incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

4.2 Registrant's Bylaws are incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

4.3 Center Bancorp Inc. Automatic Dividend Reinvestment and Stock Purchase Plan, as amended.

4.4           Form of Authorization Card is incorporated by reference to Exhibit
              4.4 of the Registrant's Registration Statement on Form S-3 No. 33-72178

5.1           Opinion of Lowenstein Sandler PC.

23.1          Consent of KPMG LLP.

23.2          Consent of Lowenstein Sandler PC (included in Exhibit 5.1).

24.1          Power of Attorney.